UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3632 – 13 St SW, Calgary AB	T2T 3R1
(Address of principal executive offices)	(Zip Code)

(403) 689-3901
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

On April 4, 2012,  Fulucai Productions Ltd.  (the “Company”) and SFT Diversified Global LLC (“SFT”) entered into an Assignment Agreement (the “Agreement”) whereby SFT assigned all rights and interest in an option agreement between SFT and Orion Oil & Gas Properties, a Texas General Partnership (the “Option”).  Closing was to take place on or before May 15, 2012.  Further to this Agreement, the Company received an extension of the Option to May 30, 2012.     On May 31, 2012,  SFT entered into further negotiations to extend the Agreement with Orion or to finalize a definitive agreement and therefore to provide additional time for the Company to exercise the Option.

As of the date of this filing, despite ongoing negotiations, the Agreement is in default.  The Company cannot progress the Option unless either a Definitive Agreement or a further Option is executed between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: June 8, 2012	By:	/s/ James Durward
	Name:	James Durward
`	Title:	Chief Executive Officer